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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Cooper Cameron Corporation of our report dated January 29, 1998, included in the 1997 Annual Report to Stockholders of Cooper Cameron Corporation.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-26923 and 33-95004) pertaining to the Amended and Restated Cooper Cameron Corporation Long-Term Incentive Plan, the Registration Statement (Form S-8 No. 33-94948) pertaining to the Cooper Cameron Corporation Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 33-95000) pertaining to the Cooper Cameron Corporation Amended and Restated 1995 Stock Option Plan for Non-Employee Directors, and the Registration Statement (Form S-8 No. 33-95002) pertaining to the Cooper Cameron Corporation Retirement Savings Plan of Cooper Cameron Corporation of our report dated January 29, 1998, with respect to the consolidated financial statements of Cooper Cameron Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1997.



                                                      ERNST & YOUNG LLP


Houston, Texas

March 26, 1998